As filed with the Securities and Exchange Commission on September 28, 2007

Registration No. __________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Oro Volcanico Corp.

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(Exact name of Registrant as specified in its charter)

Delaware ----------------------------------	1040 -----------------------------	98-0494816 ----------------------------
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1 Place Ville Marie, Suite 2821

Montreal, Quebec, H3B 4R4

(514) 286-1999

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(Address and telephone number of Registrant's principal executive offices)

Harvard Business Services, Inc.

16192 Coastal Highway

Lewes, Delaware 19958

Tel: 302-645-7400

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(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

Frank J. Hariton, Esq. 1065 Dobbs Ferry Road White Plains, New York 10607 Tel: 914-674-4373 Fax: 914-693-2963

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share	1,116,320(1)	$0.05(2)	$55,816	$1.71
Total	1,116,320(1)	$0.05(2)	$55,816	$1.71

(1)	Represents common shares currently outstanding to be sold by the selling stockholders.

(2)

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED Septebmber 28, 2007

Oro Volcanico Corp.

1,116,320 Shares of Common Stock

This prospectus relates to the resale of 1,116,320 shares of common stock, par value $0.001, of Oro Volcanico Corp. which are issued and outstanding and held by persons who are stockholders of Oro Volcanico Corp.

The selling security holders will be offering their shares of common stock at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2007

Table of Contents

Page

Prospectus Summary	6
Risk Factors	8
Risk Factors Relating to Our Company	8
Risk Factors Relating to Our Common Shares	13
The Offering	16
Use of Proceeds	16
Determination of Offering Price	16
Description of Business	17
Plan of Operations	31
Management	31
Security Ownership of Certain Beneficial Owners and Management	35
Certain Relationships and Related Transactions	36
Selling Security holders	37
Plan of Distribution	40
Dividend Policy	43
Share Capital
Legal Matters	44
Experts	44
Interest of Named Experts and Counsel	45
Indemnification for Securities Act Liabilities	45
Where You Can Find More Information	45
Financial Statements	F-1
Changes in and Disagreements with Accountants	44
Information not Required in Prospectus	50

PROSPECTUS SUMMARY

As used in this prospectus, references to “Oro Volcanico”, the “Company,” “we,” “our” or “us” refer to Oro Volcanico Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

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Oro Volcanico Corp. was incorporated under the laws of the State of Delaware on May 9, 2006. We are engaged in natural resource exploration and anticipate acquiring, exploring, and if warranted and feasible, developing natural resource properties.

We are in the exploration stage. We have not generated any revenue to date. We own 80% of the right, title, and interest to twenty four mining claims which grant the holder thereof the right to explore, mine, and recover all the minerals contained in an aggregate of 1019.14 hectares of land located in Dalet, a township situated in northwestern part of the province of Quebec, Canada. The properties do not have any proved reserves of mineral deposits, and we will be required to extensively explore such properties in order to determine if any mineral deposits in commercially viable quantities are present.  The properties are in a region which includes mineral reserves, but this does not mean that mineral reserves will be found on the properties. We have no interests in any other properties. We have no employees other than our officers.

Our offices are currently located at 1 Place Ville Marie, Suite 2821, Montreal, Quebec, H3B 4R4. Our telephone number is (514) 286-1999. We do not have an internet website.

The Offering

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Securities offered:	1,116,320 shares of common stock

Offering price :	$0.05 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	5,116,320

Shares outstanding after offering:	5,116,320

Market for the common shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders.

Summary Financial Information

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Balance Sheet Data:

Year ended	Six Months ended
December 31, 2006	June 30, 2007
(un-audited)
Current Assets	$48,007	$33,526
Mineral Rights	20,404	20,714
Total Assets	$68,411	$54,240

Current Liabilities	$29,655	$30,454
Total Liabilities	$29,655	$30,454

Capital Stock	$ 5	12	$ 5	12
Additional Paid in Capital	$59,214	$59,214
Accumulated Deficit	$20,970	$35,940
Stockholders Equity	$68,411	$54,240

Income Statement Data:

Period from Inception	Six Months Ended	Period from Inception
(May 9, 2006) to	June 30, 2007	(May 9, 2006) to June
December 21, 2006	(un-audited)	30, 2007 (un-audited)

Revenue	$0	$0	$0
Expenses	$ 20,970	$ 14,970	$ 35,940
Net Loss	$(20,970)	$(14,970)	$(35,940)

Basic and diluted

loss per share	$(0.00)	$(0.00)	$(0.01)

Basic and diluted

Shares Outstanding	3,993,563	5,116,320	4,532,486

The foregoing summary information is qualified by and should be read in conjunction with our audited financial statements and accompanying footnotes.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.

We are an exploration stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on May 9, 2006 for the purpose of engaging in the business of exploring and, if warranted and feasible, developing mineral deposits. Our operations to date have been focused on organizational, start-up, property acquisition, and fund raising activities. We have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing commercially viable deposits of minerals, which itself is subject to numerous risk factors as set forth herein. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the mining industries, and our Company is a highly speculative venture involving significant financial risk.

2.	We have no track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities. We may not be successful in carrying out our business objectives.

We were incorporated on May 9, 2006 and to date have been involved primarily in organizational activities, obtaining financing, and acquiring property interests. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.

Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

3.	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the financial year ended December 31, 2006 were prepared assuming that we will continue our operations as a going concern. We were recently incorporated on May 9, 2006, and we do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

4.

We will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

Cash on hand is sufficient to fund the approximately $31,300 we anticipate to incur in operating expenses associated with our proposed mineral exploration program for the next twelve months. In addition, our majority shareholder, Les Services Financiers Francis Mailhot Inc., has orally agreed to fund operations through loans of up to $25,000 should our resources prove inufficient for our 12 months operations. We will require substantial additional capital for the period beyond the next twelve months to participate in the exploration and/or development of our properties, as well as for the future acquisition and/or development of other properties. Because we do not expect to have any cash flow from operations, we will need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in exploring properties for mineral deposits. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

5.

We expect to incur operating losses in the next twelve months because we have no plan to generate revenue unless and until our exploration program is successful in finding commercially viable mineral deposits.

We expect to incur operating losses over the next twelve months because we have no plan to generate revenue unless and until our exploration program is successful in finding commercially viable mineral deposits. The operating losses will occur because there are expenses associated with the acquisition of, and exploration of natural resource properties which do not have any income-producing reserves. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

6.	Our failure to make required payments or expenditures could cause us to lose title to the mineral claim.

We own an 80% interest to twenty four mining claims (the “Mining Claims”) granting the holder thereof the right to explore, mine, and recover all the minerals contained in an aggregate of 1019.14 hectares of land located in Dalet, a township situated in northwestern part of the province of Quebec, Canada (the “Dalet Properties”). Eight of our mining claims relating to the Dalet Properties expire on September 10, 2008, another eight expire on August 13, 2008, another four expire on January 9, 2009, and the remaining four expire on January 10, 2009. In order to maintain these claims we must pay a fee of $48 per claim for renewal at the end of the expiration date and have carried a minimum of $ 1,200 in exploration for each claim. Assessment work declaration has to be submitted 60 days before the expiration date. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of Quebec on the anniversary dates will result in forfeiture of our interest in the claim. Our current resources will not be sufficient to meet all of these obligations and we will either have to raise more funds (which may dilute the interests of our present shareholders) or surrender claims without development (which will diminish the potential returns of our shareholders).

7.

The Dalet Properties do not have any proved reserves of mineral deposits; if we fail to discover such reserves in commercially viable quantities, we would be unable to complete our business plan and any funds spent on exploration would be lost.

The search for valuable mineral deposits as a business is extremely risky. Our Dalet Properties do not have any proved reserves of mineral deposits. We can provide investors with no assurance that such properties contain commercially exploitable reserves. Few properties that are explored are ultimately developed into producing commercially feasible reserves. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and any money spent on exploration would be lost.

8.

Our management has no previous experience in the mineral exploration business, and must rely on consultants to conduct exploration activities. The lack of management expertise could be detrimental to our exploration activities and could cause our business to fail.

Our management has no previous experience operating an exploration or a mining company and because of this lack of experience our management may have difficulty operating the business, including negotiating with consultants, joint-venture partners, locating additional management, managing expenses, and other aspects of the business. In addition, our management has no technical mining or geological expertise and must rely on consultants to plan and carry-out all exploration activities. For example, management’s lack of experience and industry specific training may result in future decisions as to acquiring or disposing of interests in exploration properties, funding, exploration work and other aspects of our business being incorrect and resulting in our business performing poorly, or failing.

9.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Dalet Properties or other mineral properties that we acquire.

Exploration for commercially viable mineral deposits is speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties. There is a substantial risk that the exploration program that we will conduct on the Dalet Properties may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that may would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

10.	Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or have elected not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

11.	Access to the Dalet Properties is often restricted by inclement weather, which may delay our exploration and any future mining efforts.

We may not have access to the Dalet Properties during the winter season due to snow in the area and road closures. Extreme weather can also occur in other seasons and limit access to the Dalet Properties. As a result, any attempts to visit, test, or explore the property may be limited to these few months of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures required to be made in order to retain title to our claims under provincial mineral property laws.

12.

Our Chief Executive Officer owns a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our Chief Executive Officer directly and indirectly owns approximately 57% of our outstanding common stock. As a result, our Chief Executive Officer has the ability to control substantially all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Certificate of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may find the corporate decisions influenced by our Chief Executive Officer are inconsistent with the interests of other stockholders. In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

13.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

14.

We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in locating and commercializing mineral deposits and, as a result, we may fail in our ability to maintain or expand our business.

The market for mineral deposits is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many exploration companies that have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

15.

We have no employees other than our officers. Consequently, we may not be able to monitor our operations and respond to matters when they arise in a prompt or timely fashion. Until we have additional capital or generate revenue, we will have to rely on consultants and service providers, which will increase our expenses and increase our losses.

We do not have any employees other than our officers. With practically no personnel, we have a limited ability to monitor our operations, such as the progress of mineral exploration, and to respond to inquiries from third parties, such as regulatory authorities or potential business partners. Though we may rely on third party service providers, such as accountants and lawyers, to address some of our matters, until we raise additional capital or generate revenue, we will have to rely on consultants and third party service providers to monitor our operations, which will increase our expenses and have a negative effect on our results of operations.

Risks Relating To Our Common Shares

16. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, of which 5,116,320 shares are issued and outstanding, and 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

17. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

18. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the NASD Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

19. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

20. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

21. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of the Company of up to 1,116,320 shares of our common stock. Such shares were offered and sold by us to the selling security holders in private placements conducted in November through December of 2006, to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.05 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Delaware on May 9, 2006. We are engaged in the business of researching, acquiring and exploring properties for the existence of commercially viable quantities of minerals in Canada. Our goal is to acquire, explore, and if warranted and feasible, develop natural resource properties.

We are in the exploration stage. On December 5, 2006, we entered into a Transfer Agreement Marcel Morin, our director. The sole shareholders of 6541950 Canada Inc. are Francis Mailhot, our Chief Executive Officer, Chairman, and Director, and Marcel Morin, our Director. Pursuant to such agreement, 6541950 Canada Inc. and Marcel Morin transferred to our Company 80% of their right, title, and interest to twenty four mining claims (the “Mining Claims”) relating to an aggregate of 1019.14 hectares (1 hectare = 2.4711 acres) of land located in Dalet, a township situated in northwestern part of the province of Quebec, Canada (the “Dalet Properties”). The Mining Claims consist of mining leases granted by the Province of Quebec pursuant to the Quebec Mining Act. Such leases grant to the holder thereof the right to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

In consideration for such transfer, we agreed to pay to the transferors USD$17,576 as follows: First, we issued to 6541950 Canada Inc. a promissory note, in the principal amount of $15,643, due on demand and final repayment no later than December 5, 2008. On December 15, 2006, we paid USD$6,184 of the outstanding principal balance of such promissory note. Second, Les Services Financiers Francis Mailhot Inc., a corporation wholly owned by Francis Mailhot, our Chief Executive Officer, Chairman, and Director, paid USD$1,933 in cash to 6541950 Canada Inc. on our behalf. Third, we issued 100,000 shares of our common stock to Marcel Morin. The shares issued to Marcel Morin were issued under Section 4(2) of the Securities Act of 1933, as amended.

The properties do not have any proved reserves of mineral deposits, and we will be required to extensively explore such properties in order to determine if any mineral deposits in commercially viable quantities are present.  We have no interests in any other properties, and, other than our acquisition of the Mining Claims, our operations have been limited to organizational, start-up, and fund raising activities. We have not generated any revenue to date. We have no employees other than our officers.

Our Business Strategy

---------------------------

We intend to explore the Dalet Properties in order to determine if any mineral deposits in commercially viable quantities are present in such properties. To date, we have not performed any exploration work on our properties. Exploration activities at the early exploration stage generally consist of conducting geological exploration work on the properties in order to discover the existence of any mineral deposits. If we discover any mineral deposits, we will have to undertake additional, extensive exploration work in order to determine the economic and legal feasibility of mining any such mineral deposits.

If we determine that the mining of any mineral deposits we may discover is feasible, we may develop such mineral deposits ourselves or we may sell the mineral deposit to a major mining company. The costs and time frame for taking a resource property hosting a viable mineral deposit into mining production are considerable, and, as a result, the subsequent return on investment for our shareholders would be very long term indeed. Many major mining companies obtain their mineral reserves through the purchase of mineral deposits found by junior exploration companies. Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine. By selling a deposit found by us to these major mining companies, it would provide an immediate return to our shareholders without the long time frame and cost of putting a mine into operation ourselves, and it would also provide future capital for the company to continue operations.

We currently have no interests in any properties other than the Dalet Properties. As funding permits, we may acquire additional properties of interest and either abandon our existing properties or enter into agreements to sell all or a portion of those properties. Natural resource exploration and development requires significant capital, and our assets and resources are limited. Therefore, we anticipate acquiring interests in additional properties through the purchase of small interests in producing properties, the purchase of property where feasibility studies already exist or by the optioning of natural resource exploration and development projects. The results of early exploration activities and market interest in the claims by other exploration companies will generally determine whether it is in our best interests to continue exploration activities on our claims, or to dispose of or sell the claims.

THE DALET PROPERTIES

The following discussion contains a description of the Dalet Properties, including their location and access, our interest in such properties, a summary description of their geology, a review of previous exploration work within the area of immediate interest, and a description of our proposed exploration program with respect to such properties. We have not carried out any exploration activities on the Dalet Properties. All information is contained in public documents of the Quebec Department of Natural Resources.

Glossary

Certain technical terms used in this section and elsewhere in this prospectus are defined below.

“Ground geophysics” refers to various methods used to measure properties of the earth, such as magnetism, conductivity, resistivity, and other such matters.

“Magnetic survey” means a survey along pre-determined lines to measure the intensity of the earth’s magnetic field. Such surveys are carried out from an aircraft for early reconnaissance and on the ground for more detailed information.

“Electromagnetic survey” means a survey carried by aircraft and/or on the ground to measure the conductivity of the underlying formations.

“Conductive zone/conductor” means a zone with a higher conductivity detected by the instrument indicating the presence of minerals more conductive of electricity.

“Induced polarization” refers to an electronic method to measure conductivity, resistivity and capacitance.

“Data Base” means basic information concerning terrain. It is usually obtained from governmental sources.

“Disseminated/massive mineralization” refers to the presence of metallic mineral in the geological formations.

“Breccia, tuff, flow breccia” refers to volcanic eruption products.

“GM-58037” – a nomenclature in the EXAMINE search program of the Quebec Department of Natural Resources

“Induced Polarization”: a geophysical method of measuring the capacitance of mineral in rock formation

“EM and Electromagnetic”: different methods of measuring the conductivity in rock formations.

Location and Access

The Dalet Properties are located in Dalet township, which is located in the northwestern part of the province of Quebec, Canada. The properties are situated in the mining district of Abitibi, about 100 kilometers northeast equally from Rouyn and northwest of Val d’Or, and south of the former Joutel mining district. The Dalet Properties consist of two groups of properties, as described below.

One group of properties is located in the north central part of the Dalet townsip and is hereinafter referred to as the “Dalet I Properties.” Sixteen of our Mining Claims relate to the Dalet I Properties. Such properties consist of sixteen, adjacent, surveyed lots, each lot consisting of two blocks having an area equal to, respectively, approximately 340 and 312 square hectares. The Dalet I Properties are located in Ranges III and IV in sheet 32E/01 of the National Topographic Series. The centre of the Dalet I Properties is approximately at latitude 49(15’N and longitude 78(15.

The second group of properties is located in the south-central part of the Dalet township and is hereinafter referred to as the “Dalet II Properties.” Eight of our Mining Claims relate to the Dalet II Properties. Such properties consists of eight, adjacent, surveyed lots, each lot consisting of two blocks having an area equal to, respectively, approximately 340 and 312 square hectares. The Dalet II Properties are located in Ranges VIII and IX in sheet 32E/08 of the National Topographic Series. The centre of the Dalet II Properties is approximately at Latitude N49°12’04" and Longitude W78°15’40".

The following table sets forth the National Topographic Series Sheet and Lot Number and the size of each Dalet Property.

National Topographic Series Sheet	Lot Number	Area (in Square Hectares)
SNRC 32E01	45	42,56
SNRC 32E01	44	42,57
SNRC 32E01	43	42,57
SNRC 32E01	42	42,56
SNRC 32E01	45	42,57
SNRC 32E01	44	42,56
SNRC 32E01	43	42,57
SNRC 32E01	42	42,56
SNRC 32E01	46	42,48
SNRC 32E01	47	42,62

SNRC 32E01	46	42,41
SNRC 32E01	47	42,66
SNRC 32E01	48	42,59
SNRC 32E01	49	42,66
SNRC 32E01	48	42,48
SNRC 32E01	49	42,54
SNRC 32E08	35	41,99
SNRC 32E08	34	41,99
SNRC 32E08	33	41,96
SNRC 32E08	32	42,07
SNRC 32E08	35	42,55
SNRC 32E08	34	42,55
SNRC 32E08	32	42,49
SNRC 32E08	33	42,58

The following maps show the location of the Dalet Properties. The claims are all in Dalet Township, have Range Type polygone R and are CDC type, nomenclature by the departmental administration.

The Dalet properties are accessible by lumber roads, which can be used by ordinary vehicles. Secondary roads and trail require four-wheel drive and/or all terrain vehicles. During the winter, access can only be provided by snowmobiles.

Ownership Interest

The Dalet Properties are owned by the Province of Quebec. Our interest in the Dalet Properties consists of an 80% interest in the twenty four mining claims (the “Mining Claims”) relating to the Dalet Properties. Such Mining Claims consist of leases granted by the Province of Quebec, pursuant to which the holder thereof has the right to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward. We are not aware of any Native American land claims or any other claims that affect title to the Dalet Properties.

We acquired our interest in the Mining Claims on December 5, 2006, pursuant to a Transfer Agreement we entered into on such date with 6541950 Canada Inc. and Marcel Morin, our director. The sole shareholders of 6541950 Canada Inc. are Francis Mailhot, our Chief Executive Officer, Chairman, and Director, and Marcel Morin, our Director. Pursuant to such agreement, 6541950 Canada Inc. and Marcel Morin transferred to our Company 80% of their right, title, and interest to the twenty four Mining Claims.

In consideration for such transfer, we agreed to pay to the transferors USD$17,576 as follows: First, we issued to 6541950 Canada Inc. a promissory note, in the principal amount of USD$15,643, due on demand and final repayment no later than December 5, 2008. On December 15, 2006, we paid USD$6,184 of the outstanding principal balance of such promissory note. Second, Les Services Financiers Francis Mailhot Inc., a corporation wholly owned by Francis Mailhot, our Chief Executive Officer, Chairman, and Director, paid USD$1,933 in cash to 6541950 Canada Inc. on our behalf. Third, we issued 100,000 shares of our common stock to Marcel Morin. The shares issued to Marcel Morin were issued under Section 4(2) of the Securities Act of 1933, as amended. The Transfer Agreement was approved by a majority of our disinterested shareholders at a special meeting of the shareholders held on February 19, 2007.

Eight of our Mining Claims expire on September 10, 2008, another eight expire on August 13, 2008, another four expire on January 9, 2009, and the remaining four expire on January 10, 2009. In order to maintain these claims we must pay a fee of USD$42 per claim for renewal at the end of the expiration date and have expended a minimum of USD$1,055 in exploration for each claim. Assessment work declaration has to be submitted 60 days before the expiration date in order to apply to the group.

The following table summarizes certain information regarding our mining claims on the Dalet Properties, including the date that our Mining Claims were recorded with the Province of Quebec and the date that such claims expire.

National Topographic Series Sheet	Lot Number	Title Number	Recording Date	Expiration Date
SNRC 32E01	45	2024455	9-11-2006	09-10-2008
SNRC 32E01	44	2024451	9-11-2006	09-10-2008
SNRC 32E01	43	2024452	9-11-2006	09-10-2008
SNRC 32E01	42	2024456	9-11-2006	09-10-2008

SNRC 32E01	45	2024453	9-11-2006	09-10-2008
SNRC 32E01	44	2024457	9-11-2006	09-10-2008
SNRC 32E01	43	2024454	9-11-2006	09-10-2008
SNRC 32E01	42	2024458	9-11-2006	09-10-2008
SNRC 32E01	46	2046883	1-10-2007	01-09-2009
SNRC 32E01	47	2046884	1-10-2007	01-09-2009
SNRC 32E01	46	2046885	1-10-2007	01-09-2009
SNRC 32E01	47	2046886	1-10-2007	01-09-2009
SNRC 32E01	48	2047010	1-11-2007	01-10-2009
SNRC 32E01	49	2047011	1-11-2007	01-10-2009
SNRC 32E01	48	2047012	1-11-2007	01-10-2009
SNRC 32E01	49	2047013	1-11-2007	01-10-2009
SNRC 32E08	35	2023414	8-14-2006	08-13-2008
SNRC 32E08	34	2023415	8-14-2006	08-13-2008
SNRC 32E08	33	2023416	8-14-2006	08-13-2008
SNRC 32E08	32	2023413	8-14-2006	08-13-2008
SNRC 32E08	35	2023410	8-14-2006	08-13-2008
SNRC 32E08	34	2023411	8-14-2006	08-13-2008
SNRC 32E08	32	2023412	8-14-2006	08-13-2008
SNRC 32E08	33	2023409	8-14-2006	08-13-2008

Physiography

The claims lie on the southern edge of the Abitibi clay belt, extending from James Bay to the south. This extensive plain is marked with isolated ridges, usually identified by the name of a hill, such as the Hedge for Dalet I and Douaumont hills for Dalet II. Drainage is to James Bay through tributaries of the Harricana River. Drainage is effected by a network of tributaries of Harricana River which flows northward into James Bay. There are no major water streams on the claims.

Geology

All the consolidated rocks of the area are of Precambrian age. They belong to the Superior province of the Canadian Shield. Locally, the claims occur on the edge of a major circular structure, surrounded in places by hills underlain by volcanic rocks. On Dalet I, the rocks exposed consist mainly of basalt and basaltic flow breccia. On Dalet II, there is more diversity with the presence of the massive basalt, agglomerate and flow breccias, on of which contains large anugar fragments of rhyolite.

The centre of the structure is not known because of a lack of exposures. The airborne magnetic survey indicates a series of concentric rings formed by alternate magnetic and non-magnetic rocks, similar to the ultrabasic complex to the east.

-78°20'
-78°18'
-78°16'
-78°14'
694000
696000
698000
700000
5462000
5460000
5458000
5456000
5454000
49°16'
49°14'
49°12'
1.74
0.77
0.49
0.32
0.19
0.11
0.06
0.03
0.02
0.00
-0.01
-0.02
-0.03
-0.04
-0.05
-0.06
-0.07
-0.08
-0.10
-0.11
-0.13
-0.14
-0.16
-0.18
-0.20
-0.23
-0.26
-0.30
-0.34
-0.40
-0.46
-0.54
-0.69
-1.12
nT/m
500
0
500
1000
metres
NAD83 / UTM zone 17N
First Vertical Derivative
of the Magnetic Field

A continental diabase dyke crosses the area in a northeast direction. It is interrupted on the Dalet I claims and displaced about two kilometers to the north and continues to the northeast.

Mineralization

No mineralization is known of directly on the claims. A quartz vein containing visible gold and copper was reported during the geological survey on Gale River, less than two kilometers to the west of the western edge of the claims. Much work has been done to locate it since and drilling of conductive zones in that vicinity only detected traces of gold. Narrow, non-commercial intersections of gold and copper and zinc were cut by diamond drilling on conductors to the south.

History of Previous Work

The Dalet township area was considered difficult to access until about the early 1970’s because of the lack of roads or waterways for travel. Early airborne surveys covered the area or parts of it at different times. Since the advent of airborne geophysics, there were several airborne geophysical surveys over the area or parts of it. In 1976, the Quebec government conducted a magnetic and electromagnetic (INPUT) survey. Follow-up exploration of an earlier survey led to the discovery of three base metal deposits in the Joutel mining district, two of which became mining operations.

Early exploration consisted of airborne geophysics with very limited ground-truth work. A conductive zone detected in an early airborne survey was probed by two diamond drill holes. The area was also flown with Turam airborne helicopter survey. Little if any drilling were used in ground-truth activities. No mineralisation was found. During the geological mapping of the area, an occurrence of gold and copper in a quartz vein was reported along a river, west of the property. Several attempts to locate the showing and exploration in the surrounding failed to return results of economic significance. Following the release of the combined airborne magnetic and electromagnetic survey by the Quebec government, several companies acquired claims covering detected electromagnetic conductors. Several zones were drilled, some of which returned narrow zones of non-commercial mineralisation containing, gold, copper and zinc, outside of the present group of claims. On the claims, magnetic and electromagnetic (VLF method) ground surveys covered the claims with no further follow-up.

Dalet I consists of sixteen claims covering a group of conductors detected by the INPUT airborne survey, which occur at the intersection of lineaments on top of structure resembling an ancient volcano.

With respect to Dalet II, a block of eight claims covers the zone around an airborne electromagnetic (INPUT) anomaly in the southeastern corner of the circular structure. This zone was covered by an induced polarization (IP) survey in 1998 and extended to the south and southwest in 2000 to locate the potential mineralised zone. A magnetic survey over a portion of the survey grid demonstrated the complexity of the geology. Considering that the basalts in the area are only slightly magnetic adds to the difficulty of understanding the geological environment.

North of the conductive zone, massive basalt crop out as a rounded mass forming the core of Douaumont hill. To the south, the remainder of the hill is underlain by agglomerate, flow breccia and tufs. Some of flow breccia is composed of large angular blocks of rhyolite, commonly found near the mouth of vents and volcanic craters.

The conductive zones detected by the ground survey were not followed-up by drilling, although two zones were recommended.

Our Proposed Exploration Program

To date we have not performed any work on the property. The program planned to explore the properties is mainly oriented towards probing the conductive zones by ground geophysics followed by diamond drilling. The existing data base is very good and the activities will be used to locate the drilling targets on the ground. Induced polarization is the preferred method of detection for disseminated and massive metallic mineralization. It has the capability to detect lower grade zones and is not influenced by the physical environment of mineral occurrences. It is also less sensitive to variations in conductivity.

We estimate that we will incur approximately $31,300 in expenses in carrying out our proposed exploration program over the next twelve months. With respect to Dalet I, such expenses will amount to approximately $25,300 and will consist of the following: $6,800 for line cutting over the zone of airborne anomalies; $12,000.00 for geophysical survey – Induced polarization; $1,800 in fees paid to consultants; $2,000 in travel expenses and lodging; and $2,500 for contingencies.

With respect to Dalet II, such expenses will amount to approximately $6,000 and will consist of the following: $4,000 for location of the grid and flagging of the survey stations; and $2,000 for travel and lodging. Follow-up diamond drilling will be based on the findings of the initial activities.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane. All of these types of materials are readily available in either the province of Quebec, Canada from a variety of suppliers.

Government and Environmental Regulations

The key government agency in charge of mining in Quebec, Canada is the Ministry of Natural Resources, or ministère des Ressources naturelles. The Ministry of Natural Resources administers three laws relevant to the mining industry in Quebec: (i) The Mining Act (Loi sur les mines); (ii) The Mining Duties Act (Loi concernant les droits sur les mines); and (iii) SOQUEM Act (Loi sur la société québécoise d’exploration minière).

The Quebec Mining Act allows a mineral explorer to claim a portion of available governmental lands for the exclusive ownership of the mining rights area. Pursuant to the Quebec Mining Act, a foreign company working on mining claims in the Province of Quebec must register with the provincial government of Quebec. We obtained such registration in June 2006.

We currently have no costs to comply with environmental laws concerning our exploration program. A permit is required to penetrate the forested areas with the obligation to store along access zones cut lumber of potential commercial value. We do not expect to be required obtain additional governmental authorizations or to undertake studies of environmental impact and project approval unless and until we discover commercially viable quantities of mineral deposits. Under the Quebec Mining Act, should we discover mineral deposits and desire to commence mining operations, we will be required to file a mining site rehabilitation plan with the Natural Resources Ministry. This rehabilitation plan discusses how the operator intends to rehabilitate the property following its intended use of the property and includes an estimate of the costs involved in the rehabilitation. We may also be required to obtain permits and distribution rights-of-way from the Natural Resources Ministry for the construction of the access roads and power lines.

Other laws are indirectly relevant to our business, including the Quebec Environmental Quality Act and the Canadian Environmental Assessment Act. These acts are administered by separate provincial and federal governmental agencies that have the separate authority to approve or require changes to a company’s impact assessment. Notwithstanding this separate authority, these federal and provincial governmental agencies generally attempt to coordinate their review and approval procedures.

The Quebec Environment Quality Act, includes standards related to protection of the soil, water, and air quality. Article 22 of the Environmental Quality Act requires that any proponent who wants to build or modify the environment in any way obtain a certificate of approval from the Quebec Environment Ministry. Directive 19, established under the Environmental Quality Act, sets criteria for environmental impact studies to accompany applications for certificates of approval under the Act, and also sets standards on the ways different types of mines should operate.

We are prepared to engage professionals, if necessary, to ensure regulatory compliance, but in the near term we expect our activities to require minimal regulatory oversight. If we expand the scope of our activities in the future, it is reasonable to expect expenditures on compliance to rise.

Employees

We do not have any employees other than our officers. Our officers have no previous experience in mineral exploration or operating a mining company. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

DESCRIPTION OF PROPERTY

We maintain our office at 1 Place Ville Marie, Suite 2821, Montréal, Québec, H3B 4R4. Such office is supplied to us rent-free by Euro Catalysts Capital Markets Inc., whose sole shareholder, director, and officer is Francis Mailhot, our Chief Executive Officer, Chairman, and Director.  We intend to continue to operate from these premises until such time as management determines that other space or additional employees are required.

We also have twenty four mining claims located in Dalet, Quebec, Canada as described in the section entitled “Description of Business.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OR

PLAN OF OPERATION

Plan of Operation

Over the next twelve months, we intend to explore the Dalet Properties in order to determine if any mineral deposits in commercially viable quantities are present in such properties. Exploration activities at the early exploration stage generally consist of conducting geological exploration work on the properties in order to discover the existence of any mineral deposits. Initially, we will focus on probing the conductive zones by ground geophysics, followed by diamond drilling. The existing data base is very good and the activities will be used to locate the drilling targets on the ground. Induced polarization is the preferred method of detection for disseminated and massive metallic mineralization. It has the capability to detect lower grade zones and is not influenced by the physical environment of mineral occurrences. It is also less sensitive to variations in conductivity. If we discover any mineral deposits, we will also undertake additional exploration work in order to determine the economic and legal feasibility of mining any such mineral deposits.

We have sufficient resources to pay for the operating expenses that we expect to incur in connection with our proposed exploration program over the next twelve months. As of June 30, , 2007 we had $32,323 in cash. We estimate that we will incur approximately $31,300 in expenses in carrying out our proposed exploration program over the next twelve months. With respect to Dalet I, such expenses will amount to approximately $25,300 and will consist of the following: $6,800 for line cutting over the zone of airborne anomalies; $12,000.00 for geophysical survey – induced polarization; $1,800 in fees payable to consultants; $2,000 in travel expenses and lodging; and $2,500 for contingencies. With respect to Dalet II, such expenses will amount to approximately $6,000 and will consist of the following: $4,000 for location of the grid and flagging of the survey stations; and $2,000 for travel and lodging. To the extent our cash resources are not adequate for the next twelve months of operations, our principal shareholder, Les Services Financiers Francis Mailhot Inc., has committed to arrange for a loan, advance or investment of up to $50,000 by itself or others to fund our operations.

If we discover any mineral deposits, we may need additional funds to undertake additional exploratory work to determine if the development of such mineral deposits is feasible. Because we do not expect to have any cash flow from operations, we will need to raise additional capital to pay for such expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers. Unless otherwise indicated, the address of each person listed is c/o Oro Volcanico Corp., 1 Place Ville Marie, Suite 2821, Montreal, Quebec, H3B 4R4.

Name and Business Address	Age	Position

Francis Mailhot	34	Chief Executive Officer, Chairman, and Director

Nathalie Morissette	42	Secretary

Marcel Morin	78	Director

Francis Mailhot has been our Chief Executive Officer and Chairman since our inception, May 9, 2006, and our Director since January 23, 2007. Mr. Mailhot, is currently the President and co-founder of Euro Catalysts Capital Markets Inc. Previously, in 2003, he co-launched the Canadian operations of another Merger & Acquisition boutique firm specialized in the smallcap market. Mr. Mailhot has been President of multiple public corporations in the past four years, namely Northwest Horizon, Millennium Capital Ventures Holdings Inc., OSK Capital III. As an active investor Mr. Mailhot seed early stage projects and help them reach the public market and grow over many years. He has also been an active participant in the commodity sector for the last three years by investing in mining projects and oil exploration projects. He was also instrumental in helping companies positioning themselves for new round of financing. Mr Mailhot has also operated businesses in the telecom industry in the 90’s. He pursued his studies in finance at Montreal’s Hautes Etudes Commerciales (HEC) from 1991 to 1994.

Nathalie Morissette has been our Secretary since our inception, May 9, 2006. Since July 2004, Ms. Morissette has been the owner of 6265880 Canada Inc, a business providing consulting services with respect to administrative services, customer service and investor relations.  From March 2001 until June 2004, Ms. Morissette worked with SITQ Caisse de dépôt et de placements as a development agent responsible for the development of three profit centers in one of SITQ's building. From June 2000 until March 2001, Ms. Morissette worked with TeleReal Inc. in Montreal as a contractor responsible for human resources and customer service.  Ms. Morissette is not a director in any other reporting companies.

Marcel Morin has been our director since our inception, May 9, 2006. For the last 5 years Dr. Morin is retired geological engineer with experience of over 50 years in mining, mineral exploration and public services. He brings an extensive knowledge of the geology of Canada, particularly the Province of Quebec. He has contributed to the preparation of the geological compilation map of the Province during several years of services with the former Department of Mines. He has worked and supervised exploration programs for base and precious metals as well as uranium in Ontario and Quebec. For 12 years, he acted as Director of the Mining Sector of the Canadian International Development Agency (CIDA), to supervise and implement international projects in different parts of the World. After retirement, projects, a few international assignments were carried out for CIDA and the United Nations.

There are no familial relationships between any of our directors or officers. None of our directors or officers is a director in any other reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is SF Partnership, LLP.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on May 9, 2006, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on May 9, 2006, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them held unexercised stock options as of December 31, 2006. We have no long-term incentive plans.

Outstanding Equity Awards

As of December 31, 2006, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on May 9, 2006, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 28,l 2007, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,116,320 shares of our common stock issued and outstanding as of September , 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Oro Volcanico Corp., 1 Place Ville Marie, Suite 2821, Montreal, Quebec, H3B 4R4.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Les Services Financiers Francis Mailhot Inc.(1)	Common	2,900,000	56.7%

Pacific Crown International	Common	1,000,000	19.5%

Francis Mailhot	Common	2,900,000(2)	56.7%

Nathalie Morissette	Common	32,720	0.6%

Marcel Morin	Common	100,000	2.0%

Directors and Officers as a Group (3 persons)	Common	3,032,720(3)	59.2%

(1)	The sole officer, director, and shareholder of Les Services Financiers Francis Mailhot Inc. is Francis Mailhot, our Chief Executive Officer, Chairman, and Director.
(2)	Includes 2,900,000 shares owned by Les Services Financiers Francis Mailhot Inc., whose sole officer, director, and shareholder is Francis Mailhot, our Chief Executive Officer, Chairman, and Director

(3) Includes 2,900,000 shares owned by Les Services Financiers Francis Mailhot Inc., whose sole officer, director, and shareholder is Francis Mailhot, our Chief Executive Officer, Chairman, and Director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 9, 2006, we issued 2,900,000 shares of our common stock to Les Services Financiers Francis Mailhot Inc. The sole officer, director, and shareholder of Les Services Financiers Francis Mailhot Inc. is Francis Mailhot, our Chief Executive Officer,Chairman, and Director. In consideration for such shares, Les Services Financiers Francis Mailhot Inc. paid to our Company $2,900, which amounted to $0.001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On May 9, 2006, we issued 1,000,000 shares of our common stock to Pacific Crown International. In consideration for such shares, Pacific Crown International paid to our Company $1,000, which amounted to $0.001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On December 14, 2006, we issued 32,720 shares of our common stock to Nathalie Morissette, our Secretary. In consideration for such shares, Ms. Morissette paid to our Company $1,636, amounting to $0.05 per share. The shares were issued under Regulation S promulgated by the Securities and Exchange Commission.

On December 5, 2006, we entered into a Transfer Agreement with 6541950 Canada Inc. and Marcel Morin, our director. The sole shareholders of 6541950 Canada Inc. are Francis Mailhot, our Chief Executive Officer, Chairman, and Director, and Marcel Morin, our Director. Pursuant to such agreement, 6541950 Canada Inc. and Marcel Morin transferred to our Company 80% of their right, title, and interest to twenty four mining claims with respect to properties located in Dalet Township, in the northwestern part of the province of Quebec, Canada. In consideration therefor, (i) we issued to 6541950 Canada Inc. a promissory note, in the principal amount of $17,576, due on demand and final repayment no later than December 5, 2008, (ii) Les Services Financiers Francis Mailhot Inc. paid $1,933 in cash to 6541950 Canada Inc. on our behalf, and (iii) we issued 100,000 shares of our common stock to Marcel Morin. The shares issued to Marcel Morin were issued under Section 4(2) of the Securities Act of 1933, as amended. The Transfer Agreement was approved by a majority of our disinterested shareholders at a special meeting of the shareholders held on February 19, 2007.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders in a private placement made in November through December of 2006, pursuant to the exemptions from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 5,116,320 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holder	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
			# of Shares	% of Class
Lise Boily	89,600	89,600	0	0
Amélie Mailhot	70,000	70,000	0	0
Yvan Lajoie	70,000	70,000	0	0
Madeleine Moreau	70,000	70,000	0	0
Paul-Emile Lévesque	70,000	70,000	0	0
Nadia Morissette	70,000	70,000	0	0
Marc Jobidon	70,000	70,000	0	0
Catherine Goerner-Potvin	70,000	70,000	0	0
Marc-Etienne M. Léveillé	70,000	70,000	0	0
Gilles Morissette	70,000	70,000	0	0
Clémence St-Pierre	70,000	70,000	0	0
Catherine Mailhot	70,000	70,000	0	0
Stephan Lajoie	70,000	70,000	0	0
Brigitte Brault	70,000	70,000	0	0
Jean-Sebastien Jacquetin	4,000	4,000	0	0
Jean-Jacques Provencher	4,000	4,000	0	0
Hélène Provencher	4,000	4,000	0	0
Solon Kontis	4,000	4,000	0	0
Judy Wybrandts	4,000	4,000	0	0
Manon Potvin	4,000	4,000	0	0
Richard Millard	4,000	4,000	0	0
Claude Giroux	4,000	4,000	0	0
Jeannette Caron	4,000	4,000	0	0
Sylvie Caron	4,000	4,000	0	0
Roch Lemaire	4,000	4,000	0	0
Stellios Kontis	4,000	4,000	0	0
Caroline Fontaine	4,000	4,000	0	0

Jimmy Pronovost	4,000	4,000	0	0
Lynda Tanguay	4,000	4,000	0	0
Charles Bureau	4,000	4,000	0	0
Kathy St-Onge	4,000	4,000	0	0
Normand Dubois	4,000	4,000	0	0
Julie Morissette	4,000	4,000	0	0
Gilbert Gélinas	4,000	4,000	0	0
Guy Jobidon	4,000	4,000	0	0
Nathalie Morissette(2)	32,720	32,720	0	0

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 5,116,320 shares of common stock issued and outstanding as of September 28, 2007.

(2) Nathalie Morissette has been our Secretary since our incorporation on May 9, 2006.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses	$_*

SEC registration fee	$1.71

Legal fees and other expenses	$20,000*

Total	$-*

*Estimated Expenses and/or to be provided by amendment.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. Selling stockholders will sell at a fixed price of $0.05 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that (1) it is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, of which 5,116,320 shares are issued and outstanding as of the date of this prospectus . Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 10,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Transfer Agent

We have appointed Capital Transfer Agency Inc., 390 Bay Street, Suite 2020, Toronto, Ontario, M5H 2Y2, Canada as our transfer agent for our common stock.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

LEGAL MATTERS

Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607 has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by SF Partnership, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

SF Partnership, LLP is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Index to Financial Statements:

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

FROM INCEPTION (MAY 9, 2006)

THROUGH DECEMBER 31, 2006

CONTENTS

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet	F-2
Statement of Operations	F-3
Statement of Stockholders' Equity	F-4
Statement of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Oro Volcanico Corp.

(An Exploration Stage Company)

We have audited the balance sheet of Oro Volcanico Corp., a Delaware corporation in the exploration stage, (the "Company") as of December 31, 2006, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (May 9, 2006) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operation, and its cash flows for the period from inception (May 9, 2006) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the exploration stage and has incurred losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"SF Partnership, LLP"
Toronto, Canada	CHARTERED ACCOUNTANTS

May 4, 2007

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Balance Sheet

December 31, 2006

ASSETS
Current Assets
Cash	$48,007

Total Current Assets	48,007
Mineral Rights (note 4)	20,404

Total Assets	$68,411

LIABILITIES
Current Liabilities
Accrued liabilities	$18,062
Loans from related parties - current (note 5)	11,593

Total Current Liabilities	29,655

Total Liabilities	29,655

Commitments and Contingencies (note 7)
STOCKHOLDERS' EQUITY
Capital Stock (note 6)
Authorized
10,000,000 preferred shares, par value $0.0001 per share
50,000,000 common shares, par value $0.0001 per share

Issued
5,116,320 common shares	512

Additional Paid-in Capital	59,214
Accumulated (Deficit) During the Exploration Stage	(20,970)

Total Stockholders' Equity	38,756

Total Liabilities and Stockholders' Equity	$68,411

(The accompanied notes are an integral part of these financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Statement of Operations

From Inception (May 9, 2006) through December 31, 2006

		Cumulative
		from
	2006	Inception

Revenues	$-	$-

Expenses
Professional fees	20,880	20,880
Bank fees	90	90

Total Expenses	20,970	20,970

(Loss) from Operations	(20,970)	(20,970)
Other Income (Loss)	-	-
Provision for Income Taxes	-	-

Net (Loss)	$(20,970)	$(20,970)

Basic and Diluted (Loss) per Share	$(0.01)	(0.01)

Basic and Diluted Weighted Average Number of Shares
Outstanding During the Period (note 6)	3,993,563	3,993,563

(The accompanied notes are an integral part of these financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Statement of Stockholders' Equity

From Inception (May 9, 2006) through December 31, 2006

				Accumulated
				Deficit
			Additional	During the	Total
	Number of	Common	Paid-in	Exploration	Stockholders'
	Shares	Stock	Capital	Stage	Equity

Balance, May 9, 2006	-	$-	$-	-	$-
Common shares issued for cash (note 6)	5,016,320	502	59,214	-	59,716
Common shares issued for mineral rights (notes 4 and 6)	100,000	10	-	-	10
Net loss	-	-	-	(20,970)	(20,970)

Balance, December 31, 2006	5,116,320	$512	$59,214	(20,970)	$38,756

(The accompanied notes are an integral part of these financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Statement of Cash Flows Statements

From Inception (May 9, 2006) through December 31, 2006

		Cumulative
		from
	2006	Inception
Cash Flows from Operating Activities
Net (loss)	$(20,970)	$(20,970)
Adjustments required to reconcile net (loss) to net cash (used in)
operating activities:
Accrued liabilities	18,062	18,062

Net Cash (Used in) Operating Activities	(2,908)	(2,908)

Cash Flows from Investing Activities
Acquisition of mineral rights	(20,394)	(20,394)

Cash Flows from Financing Activities
Stock issuance for cash	59,716	59,716
Loans from related parties	11,593	11,593

Net Cash Provided by Financing Activities	71,309	71,309

Net Increase in Cash	48,007	48,007
Cash - Beginning of Period	-	-

Cash - End of Period	$48,007	$48,007

Supplementary Information

Interest and Income Taxes Paid	$-	$-

Income taxes	$-	$-

In December 2006, 100,000 common shares were issued for mineral rights at the value of $10.

(The accompanied notes are an integral part of these financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Financial Statements

December 31, 2006

1.	Operations and Business

Oro Volcanico Corp., ("the Company"), incorporated in the State of Delaware on May 9, 2006, is an exploration stage Company operating in Canada. The Company's principal business is the acquisition and exploration of mining properties. The Company has not presently determined whether its mineral rights contain mineral reserves that are economically recoverable. The exploration and development of mineral deposits involves significant financial risks. The success of the Company will be influenced by a number of factors, including exploration and extraction risks, regulatory issues, environmental regulations and other matters.

2.	Exploration Activities and Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has not paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependant upon the continued financial support from the shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations from its mineral rights. Management is planning to obtain equity financing to continue operations. As of December 31, 2006, the Company has an accumulated loss during the exploration stage of $20,970. These and other factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The exploration program will be oriented towards probing the conductive zones by ground geophysics followed by diamond drilling. The total budgets for the exploration program is approximately $26,858. The result of the program will then be evaluated to plan the investigation by drilling.

These financial statements do not included any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

a)	Basis of Financial Statement Presentation

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Financial Statements

December 31, 2006

3.	Summary of Significant Accounting Policies (cont'd)
b)	Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

c)	Mineral Rights and Deferred Exploration Expenses

Costs related to the acquisition and exploration of mineral rights are capitalized by rights until the commencement of commercial production. If commercially profitable, mineral reserves are developed, capitalized costs of the related mineral rights are reclassified as mining assets and amortized according to the units of production method. If it is determined that capitalized acquisition, exploration and development costs are not recoverable over the estimated economic life of the reserves, or if the project is abandoned, the project is written down to its net realizable value. The Company’s management reviews the carrying values of assets on a regular basis to determine whether any write-downs are necessary. The recoverability of amounts recorded for mineral rights and deferred exploration expenses depends on the discovery of economically recoverable reserves, confirmation of the Company’s interest in the mining claims, the ability of the Company to obtain the necessary financing to complete the development, and future profitable production or proceeds from the disposition thereof. The amount shown for mineral rights do not necessarily represent present-time or future values.

d)	Unit of Measurement

The U.S. dollar has been used as the unit of measurement in these financial statements.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Financial Statements

December 31, 2006

3.	Summary of Significant Accounting Policies (cont'd)
e)	Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair value of the financial instruments approximates their carrying values, unless otherwise noted.

Fair Value

Fair values of cash and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

f)	Income Taxes

The Company accounts for income taxes pursuant to Statements of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Deferred taxes are provided under the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

g)	Earnings (Loss) per Share

The Company adopted SFAS No.128, "Earnings per Share" which requires disclosure on the financial statements of basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each period.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Financial Statements

December 31, 2006

3.	Summary of Significant Accounting Policies (cont'd)
h)	Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instrument, an amendment of SFAS No. 140 and SFAS No. 133" (SFAS No. 155). SFAS No. 155 permits the Company to elect to measure any hybrid financial instrument at fair value (with changes in fair value recognized in earnings) if the hybrid instrument contains an embedded derivative that would otherwise be required to be bifurcated and accounted for separately under SFAS No. 133. The election to measure the hybrid instrument at fair value is made on an instrument-by-instrument basis and is irreversible. This statement will be effective for all instruments acquired, issued, or subject to a remeasurement event occurring after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The Company expects that the adoption of SFAS No. 155 will have no impact on its operating results or financial position.

In March 2006, FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, which amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 156"). In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) amortization method or (2) fair value measurement method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position.

In July 2006, FASB issued Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises’ financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on its financial position.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157"). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements, however, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Financial Statements

December 31, 2006

3.	Summary of Significant Accounting Policies (cont'd)
h)	Recent Accounting Pronouncements (cont'd)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132 (R) ("SFAS 158"). SFAS 158 requires an employer to recognize the funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The funded status of a benefit plan is defined as the difference between the fair value of the plan assets and the plans benefit obligation. For a pension plan the benefit obligation is the projected benefit obligation and for any other postretirement benefit plan, such as a retiree health care plan, the benefit obligation is the accumulated postretirement benefit obligation. SFAS 158 requires an employer to recognize as a component of other comprehensive income, net of tax, the gains and losses and prior service costs or credits that arise during the period but that are not recognized as components of net periodic benefit costs pursuant to SFAS 87. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end. Additional footnote disclosure is also required about certain effects on net periodic benefit cost for the next year that arise from the delayed recognition of gains or losses, prior service costs or credits, and transition asset or obligation. Except for the year-end measurement requirement, SFAS 158 is effective for the year ending December 31, 2006. The Company does not anticipate that the adoption of this Statement will have a material effect on its financial condition or operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Financial Statements

December 31, 2006

4.	Mineral Rights

On November 29, 2006, the Company entered into an agreement to acquire an 80% interest in sixteen mineral claims located in Dalet Township in the northwestern part of the province of Quebec, Canada, from a company under common control. The interest was purchased for approximately $17,600 plus issuance of 100,000 common shares by the Company valued at $10 as described in note 6 .

5.	Loans from Related Parties

On November 29, 2006, the Company entered into an agreement with a related company to acquire the mineral claims described in note 4. Loans from related parties to facilitate this purchase are comprised as follows:

Les Services Financiers Francis Mailhot Inc.
- 100% owned by the chief executive officer and major
shareholder of the Company	$2,133
6541950 Canada Inc. - 50% owned by the chief executive officer and major shareholder, and 50% owned by a director and
minority shareholder of the Company	9,460

$11,593

The loan from Les Services Financiers Francis Mailhot Inc. is non-interest bearing, unsecured, and due on demand.

The loan from 6541950 Canada Inc. is non-interest bearing, unsecured, and due on demand.

6.	Capital Stock
Authorized
10,000,000 preferred shares, par value $0.0001 per share
50,000,000 common shares, par value $0.0001 per share

Issued
5,116,320 common shares	$512

During the period, the Company issued 5,016,320 common shares for proceeds of $59,716.

In December 2006, 100,000 common shares were issued for mineral rights valued at $10 (note 4).

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Financial Statements

December 31, 2006

7.	Commitments and Contingencies

The Company’s operations are governed by governmental laws and regulations regarding environmental protection. Environmental consequences are difficult to identify, in terms of level, impact or when they might occur. At the present time, and to the best knowledge of its management, the Company is in conformity with the laws and regulations in effect.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

PERIODS ENDED JUNE 30, 2007 AND 2006

UNAUDITED

CONTENTS

Interim Balance Sheet	F-14
Interim Statements of Operations	F-15 – F- 16
Interim Statements of Stockholders' Equity	F-17
Interim Statements of Cash Flows	F-18
Notes to Interim Financial Statements	F-19 – F- 24

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Interim Balance Sheet

June 30, 2007

Unaudited

		December 31,
	June 30	2006
	2007	(Audited)
ASSETS
Current Assets
Cash	$32,246	$48,007
Prepaid expense	1,280	-

Total Current Assets	33,526	48,007
Mineral Rights	20,714	20,404

Total Assets	$54,240	$68,411

LIABILITIES
Current Liabilities
Accrued liabilities	$18,861	$18,062
Loans from related parties (note 4)	11,593	11,593

Total Current Liabilities	30,454	29,655

Total Liabilities	30,454	29,655

Commitments and Contingencies (note 6)

STOCKHOLDERS' EQUITY

Capital Stock (note 5)
Authorized
10,000,000 preferred shares, par value $0.0001 per share
50,000,000 common shares, par value $0.0001 per share

Issued
5,116,320 common shares	512	512

Additional Paid-in Capital	59,214	59,214
Accumulated Deficit During the Exploration Stage	(35,940)	(20,970)

Total Stockholders' Equity	23,786	38,756

Total Liabilities and Stockholders' Equity	$54,240	$68,411

(The accompanying notes are an integral part of these interim financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Interim Statements of Operations

For the Periods Ended June 30, 2007 and 2006, and Period from

Date of Inception (May 9, 2006) through to June 30, 2007

Unaudited

		Period from	Period from
		Date of Inception	Date of Inception
		(May 9, 2006)	(May 9, 2006)
	Six months ended	through to	through to
	June 30, 2007	June 30, 2006	(June 30, 2007)
Revenue	$-	$-	$-

Expenses
Professional fees	14,163	-	35,043
Bank fees	303	-	393
Taxes and dues	291	-	291
Total Expenses	14,757	-	35,727

Loss from Operations	(14,757)	-	(35,727)

Other Expense
Foreign exchange loss	(213)	-	(213)

Net Loss	$(14,970)	$-	$(35,940)

Basic and Diluted Loss per Share	$0.00	$0.00	$(0.01)

Basic and Diluted Weighted Average
Number of Shares Outstanding During
the Periods (note 5)	5,116,320	4,000,000	4,532,486

(The accompanying notes are an integral part of these interim financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Interim Statements of Operations

For the Three Month Periods Ended June 30, 2007 and 2006, and Period from

Date of Inception (May 9, 2006) through to June 30, 2007

Unaudited

		Period from	Period from
		Date of Inception	Date of Inception
		(May 9, 2006)	(May 9, 2006)
	Three months ended	Through to	Through to
	June 30, 2007	June 30, 2006	(June 30, 2007)

Revenue	$-	$-	$-

Expenses
Professional fees	6,138	-	35,043
Bank fees	77	-	393
Taxes and dues	-	-	291

Total Expenses	6,215	-	35,727
Loss from Operations	(6,215)	-	(35,727)
Other Expense
Foreign exchange loss	-	-	(213)

Net Loss	$(6,215)	$-	$(35,940)

Basic and Diluted Loss per Share	$0.00	$0.00	$(0.01)

Basic and Diluted Weighted Average
Number of Shares Outstanding
During the Periods (note 5)	5,116,320	4,000,000	4,532,486

(The accompanying notes are an integral part of these interim financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Interim Statements of Stockholders' Equity

Period from Date of Inception (May 9, 2006) through to June 30, 2007

Unaudited

				Accumulated
				Deficit
		Common	Additional	During the	Total
	Number of	Stock	Paid-in	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance, May 9, 2006 (date of	-	-	-	-	-
inception)
Common shares issued for cash	4,000,000	$400	$3,600	-	$4,000

Balance, June 30, 2006	4,000,000	400	3,600	-	4,000

Common shares issued for	100,000	10	-	-	10
mineral rights (notes 4 and 6)
Common shares issued for cash	1,016,320	102	55,614	-	55,716
Net loss for period	-	-	-	(20,970)	(20,970)

Balance - December 31, 2006	5,116,320	512	59,214	(20,970)	38,756
Net loss for period	-	-	-	(14,970)	(14,970)

Balance, June 30, 2007	5,116,320	$512	$59,214	$(35,940)	$23,786

(The accompanied notes are an integral part of these interim financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Interim Statements of Cash Flows

For the Periods Ended June 30, 2007 and 2006, and Period from

Date of Inception (May 9, 2006) through to June 30, 2007

Unaudited

		Period from	Period from
		Date of Inception	Date of Inception
		(May 9, 2006)	(May 9,2006)
	Six months ended	Through to	Through to
	June 30, 2007	June 30, 2006	June 30, 2007
Cash Flows from Operating Activities
Net loss	$(14,970)	$-	$(35,940)
Adjustments required to reconcile net loss to
net cash used in operating activities:
Prepaid expense	(1,280)	-	(1,280)
Accrued liabilities	799	-	18,861

Net Cash Used in Operating Activities	(15,451)	-	(18,359)

Cash Flows from Investing Activities
Acquisition of mineral rights	(310)	-	(20,714)

Net Cash Used in Investing Activities	(310)	-	(20,714)

Cash Flows from Financing Activities
Stock issuance for cash	-	4,000	59,726
Loans from related parties	-	-	11,593

Net Cash Provided by Financing Activities	-	4,000	71,319

Net (Decrease) Increase in Cash	(15,761)	4,000	32,246
Cash - Beginning of Period	48,007	-	-

Cash - End of Period	$32,246	$4,000	$32,246

Supplementary Information
Interest and Income Taxes Paid	$-	$-	$-

In December 2006, 100,000 common shares were issued for

mineral rights at the value of $10.

(The accompanying notes are an integral part of these interim financial statements.)

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2007 and 2006

Unaudited

1.	Operations and Business

Oro Volcanico Corp., ("the Company"), incorporated in the State of Delaware on May 9, 2006, is an exploration stage company operating in Canada. The Company's principal business is the acquisition and exploration of mining properties. The Company has not presently determined whether its mineral rights contain mineral reserves that are economically recoverable. The exploration and development of mineral deposits involves significant financial risks. The success of the Company will be influenced by a number of factors, including exploration and extraction risks, regulatory issues, environmental regulations and other matters.

2.	Exploration Activities and Going Concern

The accompanying financial statements have been prepared in accordance with accounting principle generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and liabilities in the normal course of business. The Company has not generated revenues since inception and has not paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependant upon the continued financial support from the shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations from its mineral rights. Management is planning to obtain equity financing to continue operations. As of June 30, 2007, the Company has an accumulated deficit during the exploration stage of $35,940. These and other factors raise substantial doubt regarding the Company's ability to continue as a going concern.

The exploration program will be oriented towards probing the conductive zones by ground geophysics followed by diamond drilling. The total budgets for the exploration program is approximately $26,858. The result of the program will then be evaluated to plan the investigation by drilling.

These financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2007 and 2006

Unaudited

3.	Summary of Significant Accounting Policies (cont'd)
a)	Basis of Financial Statement Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the requirement of item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of the results that may be expected for a full year. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission ("SEC").

b)	Use of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

c)	Mineral Rights and Deferred Exploration Expenses

Costs related to the acquisition and exploration of mineral rights are capitalized by rights until the commencement of commercial production. If commercially profitable, mineral reserves are developed, capitalized costs of the related mineral rights are reclassified as mining assets and amortized according to the units of production method. If it is determined that capitalized acquisition, exploration and development costs are not recoverable over the estimated economic life of the reserves, or if the project is abandoned, the project is written down to its net realizable value. The Company’s management reviews the carrying values of assets on a regular basis to determine whether any write-downs are necessary. The recoverability of amounts recorded for mineral rights and deferred exploration expenses depends on the discovery of economically recoverable reserves, confirmation of the Company’s interest in the mining claims, the ability of the Company to obtain the necessary financing to complete the development, and future profitable production or proceeds from the disposition thereof. The amount shown for mineral rights do not necessarily represent current or future values.

d)	Unit of Measurement

The U.S. dollar has been used as the unit of measurement in these financial statements.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2007 and 2006

Unaudited

3.	Summary of Significant Accounting Policies (cont'd)
e)	Long-lived Asset Impairment

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability is assessed based on the carrying amount of a long-lived asset compared to the sum of the future undiscounted cash flows expected to result from the use and the eventual disposal of the asset. An impairment loss is recognized when the carrying amount is not recoverable and exceeds its fair value.

f)	Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair value of the financial instruments approximates their carrying values, unless otherwise noted.

g)	Income Taxes

The Company accounts for income taxes pursuant to Statements of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Deferred taxes are provided under the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

h)	Earnings (Loss) per Share

The Company adopted SFAS No.128, "Earnings per Share" which requires disclosure on the financial statements of basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each period.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2007 and 2006

Unaudited

3.	Summary of Significant Accounting Policies (cont'd)
i)	Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standard Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation.

On May 2, 2007 the FASB issued FASB Interpretation FIN No. 48-1, “Definition of Settlement in FASB Interpretation 48” (“FIN 48-1”). FIN 48-1 amends FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”, to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The guidance in FIN 48-1 shall be applied upon the initial adoption of FIN 48. Accordingly, the Company has applied the provisions of FIN 48-1 effective January 1, 2007. The adoption of FIN 48-1 did not have a material impact on the Company’s results of operations and financial condition.

In May 2007, the FASB issued a FASB Staff Position on FIN 46(R)-7, "Application of FASB Interpretation No. 46(R) to Investment Companies" ("FSP FIN 46 (R)-7"). FSP FIN 46(R)-7 addresses the application of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities", by an entity that accounts for its investments in accordance with the specialized accounting guidance in the American Institute of Certified Public Accountants (“AICPA”) Audit and Accounting Guide, "Investment Companies" (the “Guide”). The adoption of FSP FIN 46(R)-7 did not have a material impact on the Company's results of operations and financial condition.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2007 and 2006

Unaudited

3.	Summary of Significant Accounting Policies (cont'd)
i)	Recent Accounting Pronouncements (cont'd)

In June 2007, the AICPA issued Statement of Position ("SOP") No. 07-1, ''Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP No. 07-1”). SOP No. 07-1 clarifies when an entity may apply the provisions of the Guide. Investment Companies that are within the scope of the Guide report investments at fair value; consolidation or use of the equity method for investments is generally not appropriate. SOP No. 07-1 also addresses the retention of specialized investment company accounting by a parent company in consolidation or by an equity method investor. SOP No. 07-1 is effective for fiscal years beginning on or after December 15, 2007 with early adoption encouraged. The Company is currently evaluating the impact, if any of SOP No. 07-1 on the Company’s consolidated financial statements.

4.	Loans from Related Parties

On November 29, 2006, the Company entered into an agreement with a related company to acquire the mineral claims. Loans from related parties to facilitate this purchase are comprised as follows:

		December 31,
		2006
	2007	(Audited)
Les Services Financiers Francis Mailhot Inc.
- 100% owned by the chief executive officer and major
shareholder of the Company	$2,133	2,133
6541950 Canada Inc. - 50% owned by the chief executive officer and major shareholder, and 50% owned by a director and
minority shareholder of the Company	9,460	9,640

	$11,593	11,593

The loan from Les Services Financiers Francis Mailhot Inc. is non-interest bearing, unsecured, and due on demand.

The loan from 6541950 Canada Inc. is non-interest bearing, unsecured, and due on demand.

ORO VOLCANICO CORP.

(AN EXPLORATION STAGE COMPANY)

Notes to Interim Financial Statements

June 30, 2007 and 2006

Unaudited

5.	Capital Stock

Authorized
10,000,000 preferred shares, par value $0.0001 per share
50,000,000 common shares, par value $0.0001 per share
		December 31,
		2006
	2007	(Audited)
Issued
5,116,320 common shares	$512	$512

6.	Commitments and Contingencies

The Company’s operations are governed by governmental laws and regulations regarding environmental protection. Environmental consequences are difficult to identify, in terms of level, impact or when they might occur. At the present time, and to the best knowledge of its management, the Company is in conformity with the laws and regulations in effect.

TABLE OF CONTENTS

NOTE FRANCIS, I WILL FIX THIS INDEX TO CONFORM TO OUR BOOK

PROSPECTUS SUMMARY
RISK FACTORS

USE OF PROCEEDS

SELLING STOCKHOLDERS

DETERMINATION OF OFFERING PRICE

DIVIDEND POLICY

MARKET FOR SECURITIES

SUMMARY FINANCIAL DATA

NOTE REGARDING FORWARD-LOOKING STATEMENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

BUSINESS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

PRINCIPAL SHAREHOLDERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DESCRIPTION OF CAPITAL STOCK

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INDEX TO FINANCIAL STATEMENTS

Dealer Prospectus Delivery Obligation

Until _____________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our By-laws provide that, to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange

Commission registration fee	$1.71
Legal fees and miscellaneous expenses (1)	$20,000.00_
Accounting fees and expenses (1)	$_____
Total (1)	$_____

(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On May 9, 2006, we issued 2,900,000 shares of our common stock to Les Services Financiers Francis Mailhot Inc. The sole officer, director, and shareholder of Les Services Financiers Francis Mailhot Inc. is Francis Mailhot, our Chief Executive Officer, Chairman, and Director. In consideration for such shares, Les Services Financiers Francis Mailhot Inc. paid to our Company $2,900, which amounted to $0.001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On May 9, 2006, we issued 1,000,000 shares of our common stock to Pacific Crown International. In consideration for such shares, Pacific Crown International paid to our Company $1,000, which amounted to $0.001 per share. The shares were issued under Section 4(2) of the Securities Act of 1933.

On December 5, 2006, we issued 100,000 shares of our common stock to Marcel Morin, our director. Such shares were issued pursuant to the Transfer Agreement, dated

December 5, 2006, between our Company, Mr. Morin, and 6541950 Canada Inc. The sole shareholders of 6541950 Canada Inc. are Marcel Morin and Francis Mailhot, our Chief Executive Officer, Chairman, and Director. Pursuant to such agreement, 6541950 Canada Inc. and Marcel Morin transferred to our Company 80% of their right, title, and interest to twenty four mining claims relating to an aggregate of 1019.14 hectares (1 hectare = 2.4711 acres) of land located in Dalet, a township situated in northwestern part of the province of Quebec, Canada. In consideration for such transfer, we agreed to pay to the transferors USD$17,756 as follows: First, we issued to 6541950 Canada Inc. a promissory note, in the principal amount of $15,642, due and payable on December 5, 2008. On December 15, 2006, we paid USD$6,184 of the outstanding principal balance of such promissory note. Second, Les Services Financiers Francis Mailhot Inc., a corporation wholly owned by Francis Mailhot, our Chief Executive Officer, Chairman, and Director, paid USD$1,933 in cash to 6541950 Canada Inc. on our behalf. Third, we issued 100,000 shares of our common stock to Marcel Morin. The shares issued to Marcel Morin were issued under Section 4(2) of the Securities Act of 1933, as amended.

In November through December of 2006, we issued 1,083,600 shares of common stock to 36 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The aggregate consideration paid for such shares was $0.05. Of such shares, 32,720 shares were issued to Nathalie Morissette, our Secretary, in consideration for $1,636, amounting to $0.05 per share. All investors in such private placement represented to the Company that they were non-US persons (as defined under SEC Regulations).

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant*
3.2	By-Laws of Registrant*
4.1	Specimen Common Stock certificate **
5.1	Opinion of Frank J. Hariton, Esq. regarding the legality of the securities being registered*
10.1	Transfer Agreement, dated December 5, 2006, among the Registrant, Marcel Morin, and 6541950 Canada Inc.*
10.2	Promissory Note *
10.3	Form of Regulation S Subscription Agreement *
23.1	Consent of SF Partnership, LLP*
23.2	Consent of Frank J. Hariton, Esq.(included in Exhibit 5.1)

*	Filed herewith
**	To be filed by amendment.

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

(iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, on September 28, 2007.

Oro Volcanico Corp.

By:	/s/ Francis Mailhot
Name:	Francis Mailhot
Title:	Chief Executive Officer,
Chairman, and Director
(Principal Executive, Financial,
and Accounting Officer)

By:	/s/ Nathalie Morissette
Name:	Nathalie Morissette
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francis Mailhot, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

September 28, 2007	/s/ Francis Mailhot	Francis Mailhot	Chief Executive Officer, Chairman, and Director

September 28, 2007	/s/ Nathalie Morissette	Nathalie Morissette	Secretary

September 28, 2007	/s/ Marcel Morin	Marcel Morin	Director